UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 12, 2004

NEW CENTURY FINANCIAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-22633	33-0683629
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18400 Von Karman Avenue, Suite 1000, Irvine, California	92612
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 440-7030

Former name or former address, if changed since last report: N/A

ITEM 5. OTHER EVENTS

Credit Facilities

On March 10, 2004, NC Capital Corporation (“NC Capital”), a wholly-owned subsidiary of New Century Mortgage (as defined below), entered into a $1.5 billion Master Repurchase Agreement with Bank of America, N.A. (“BofA”) which, by its terms, will expire upon the completion of an on-balance sheet securitization transaction by NC Residual II Corporation, a wholly-owned subsidiary of NC Capital, in April 2004 (the “Interim Facility”). As a result of the Interim Facility, the total credit available from BofA to New Century Financial Corporation (“New Century”), through its subsidiaries, increased from $750 million, the maximum credit available under the existing facility with BofA (the “Existing Facility”) to $2.0 billion between the Interim Facility and the Existing Facility. Upon expiration of the Interim Facility, the maximum credit available under the Existing Facility will return to $750 million. In addition, New Century and New Century Mortgage Corporation, a wholly-owned subsidiary of New Century (“New Century Mortgage”), entered into a Guaranty with BofA with respect to the Interim Facility. The Master Repurchase Agreement and Guaranty are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report and are incorporated herein by reference.

On March 15, 2004, New Century Mortgage and NC Capital entered into Waiver and Amendment No. 5 to the Master Repurchase Agreement with CDC Mortgage Capital Inc. for the purpose of (1) waiving certain sections of the Master Repurchase Agreement to permit New Century Mortgage to invest approximately $500,000 in a wholly-owned subsidiary and to acquire certain assets from a unaffiliated entity and (2) to increase the leverage ratio for New Century Mortgage from 10:1 to 12:1. Waiver and Amendment No. 5 to the Master Repurchase Agreement is filed as Exhibit 10.3 to this Current Report and is incorporated herein by reference.

On March 31, 2004, New Century Mortgage and NC Capital entered into Amendment No. 5 to the Letter Agreement with Citigroup Global Markets Realty Corp., as successor to Salomon Brothers Realty Corp., for the purpose of extending the effective date of two credit facilities to June 30, 2004. Amendment No. 5 to the Letter Agreement is filed as Exhibit 10.4 to this Current Report and is incorporated herein by reference.

Litigation Update

In December 2003, New Century Mortgage was served with a class action complaint filed by Elaine Lum in the state court in Suffolk County, New York. The complaint alleged that certain payments New Century Mortgage makes to mortgage brokers, sometimes referred to as yield spread premiums, interfered with the contractual relationship between Ms. Lum and her broker. The complaint also sought damages related thereto for fraud, wrongful inducement/breach of fiduciary duty, violation of deceptive acts and practices, unjust enrichment and commercial bribing. The complaint seeks class certification for similarly situated borrowers in the State of New York. New Century believes that the allegations lacked merit; especially in light of HUD’s Policy Statement upholding the use of yield spread premiums. New Century filed a motion to dismiss on January 30, 2004. The judge granted New Century’s motion and dismissed all claims on March 23, 2004.

Investment in Carrington Mortgage Credit Fund I, LP

On February 12, 2004, New Century invested $2 million in Carrington Capital Management, LLC followed on March 1, 2004 by an investment of $25 million in Carrington Mortgage Credit Fund I, LP, which is sponsored by Carrington Capital Management, LLC. The Greenwich, Connecticut based fund invests primarily in whole loans and securities derived from residential sub-prime mortgage origination.

REIT Conversion Announcement

On April 5, 2004, New Century issued a press release announcing that its Board of Directors had voted in favor of converting New Century into a real estate investment trust, subject to final Board approval of relevant legal, accounting and financial matters and stockholder approval. New Century also announced in the press release its total loan production volume for the three months ended March 31, 2004, information regarding its dividend payment for the second quarter of 2004 and the timing of its first quarter earnings announcement and its 2004 stockholder meeting. The full text of the press release is attached as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

ITEM 7. EXHIBITS

(c)	Exhibits.

	Exhibit No.	Description of Exhibit

	10.1	Master Repurchase Agreement, dated as of March 10, 2004, between Bank of America, N.A. and NC Capital Corporation

	10.2	Guaranty Agreement, dated as of March 10, 2004, among New Century Financial Corporation, New Century Mortgage Corporation and Bank of America, N.A.

	10.3	Waiver and Amendment No. 5 to Master Repurchase Agreement, dated as of March 15, 2004, among New Century Mortgage Corporation, NC Capital Corporation and CDC Mortgage Capital Inc.

	10.4	Amendment No. 5 to the Letter Agreement, dated as of March 31, 2004, among New Century Mortgage Corporation, NC Capital Corporation and Citigroup Global Markets Realty Corp., as successor to Salomon Brothers Realty Corp.

	99.1	Press Release, dated April 5, 2004, issued by New Century Financial Corporation

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW CENTURY FINANCIAL CORPORATION

April 6, 2004	By:	/s/ ROBERT K. COLE

Robert K. Cole Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Master Repurchase Agreement, dated as of March 10, 2004, between Bank of America, N.A. and NC Capital Corporation

10.2	Guaranty Agreement, dated as of March 10, 2004, among New Century Financial Corporation, New Century Mortgage Corporation and Bank of America, N.A.

10.3	Waiver and Amendment No. 5 to Master Repurchase Agreement, dated as of March 15, 2004, among New Century Mortgage Corporation, NC Capital Corporation and CDC Mortgage Capital Inc.

10.4	Amendment No. 5 to the Letter Agreement, dated as of March 31, 2004, among New Century Mortgage Corporation, NC Capital Corporation and Citigroup Global Markets Realty Corp., as successor to Salomon Brothers Realty Corp.

99.1	Press Release, dated April 5, 2004, issued by New Century Financial Corporation